EXHIBIT 4.6


                        FORM OF REPRESENTATIVE'S WARRANT

THE REGISTERED HOLDER OF THIS WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY
(180) DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) NEWBRIDGE SECURITIES CORPORATION ("NSC"), BATHGATE CAPITAL PARTNERS LLC ("BATHGATE") OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF NSC OR BATHGATE OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

                                     WARRANT
                               FOR THE PURCHASE OF
                         120,000 SHARES OF COMMON STOCK
                                                        OF
                               A4S SECURITY, INC.

              THIS WARRANT IS NOT EXERCISABLE PRIOR TO _____, 2005.

                VOID AFTER 5:00 P.M. MOUNTAIN TIME,_____ , 2009.

         This certifies that, in consideration of $100 duly paid by or on behalf of Bathgate Capital Partners LLC ("Bathgate") or its assigns (the "Holder"), as registered owner of this Warrant, to A4S Security, Inc. (the "Company"), Holder is entitled, at any time or from time to time after _____, 2005 [180 days after the effective date of the registration statement] (the "Commencement Date"), and at or before 5:00 p.m., Mountain Time, , 2010 (the "Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to One Hundred Twenty Thousand (120,000) shares (a "Share") of the common stock of the Company (the "Common Stock"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is initially exercisable at $____ per Share so purchased; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context.

                                    SECTION I
                                    EXERCISE

     1.01 Exercise Procedure. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Shares being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Mountain time, on the Expiration Date this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     1.02 Legend. Each certificate for the securities purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the "Act"):

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     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

     1.03. Conversion Right. In addition to and without limiting the rights of the Warrantholder under the terms of the Warrant, the Holder shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into Shares as provided in this Paragraph 2(c) at any time or from time to time prior to its expiration.

          (a) Upon exercise of the Conversion Right with respect to a particular number of Warrant (the "Converted Warrants"), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of Shares computed using the following formula:

       X =               Y(A-B)
                         ------
                           A

       Where:

       X =      the number of Shares to be issued to the Holder;

       Y =      the number of Shares to be converted under this Warrant;

       A = The average Current Market Price of a Share for the five Trading Days immediately preceding the Conversion Date (as defined below); or, if the Shares are no longer trading as a Share, the combined average of the Current Market Prices of one share of Common Stock and one Warrant for the five Trading Days immediately preceding the Conversion Date (as defined below); and

       B =      the Share Exercise Price.

For the purpose of this calculation, the Current Market Price of a Share shall be deemed to be the last sale price of the security on the primary trading market for the security on the day for which the price is being calculated.

          (b) No fractional Shares shall be issuable upon exercise of the Conversion Right, and if the number of Shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price.

          (c) The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company or at the office of the Company's stock transfer agent, if any, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Shares subject to the Warrant which are being surrendered on the reverse side of the Warrant, in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant, or on such later date as is specified therein (the "Conversion Date"), but not later than the Expiration Date. Certificates for the Converted Shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional Warrant Share and, in the case of a partial exercise a new Warrant evidencing the Shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within seven (7) days following the Conversion Date.

     1.04. Holder Deemed Holder of Record. Upon receipt of the Warrant by the company as described in Paragraph 2(a) or 2(c) above, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Shares may not have been prepared or actually delivered to the Holder.

                                   SECTION II
                                    TRANSFER

     2.01. Restrictions--General. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Warrant for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) Bathgate Capital Partners LLC ("Bathgate") or an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of Bathgate or of any such underwriter or selected dealer. On and after the one hundred eightieth day after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

     2.02. Restrictions--Securities. The securities evidenced by this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of David H. Drennen, Esq. shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission") and compliance with applicable state securities law has been established.

                                   SECTION III
                        NEW PURCHASE OPTIONS TO BE ISSUED

     3.01. Partial Exercise. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

     3.02. Loss, Theft, Destruction. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

                                   SECTION IV
                               REGISTRATION RIGHTS

     4.01. Demand Registration. (a) The Company, upon written demand (the "Initial Demand Notice") of the Holder(s) of at least 51% of the Warrants and/or the underlying Shares and/or the underlying securities (the "Majority Holders"), agrees to register on one occasion, all or any portion of the securities underlying such Warrants, including the Shares, the Warrants, and the Common Stock underlying the Warrants (collectively, the "Registrable Securities"). On such occasion, the Company will file a registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within sixty days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time during a period of five years beginning on the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten days from the date of the receipt of any such Initial Demand Notice.

     (b) The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions. The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to qualify to do business in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under
Section 5.1.1 to remain effective for a period of nine consecutive months from the effective date of such registration statement or post-effective amendment.

     4.02. "Piggy-Back" Registration. (a) In addition to the demand right of registration, the Holders of the Warrants shall have the right for a period of seven years commencing on the Effective Date, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8); provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities which can be marketed
(i) at a price reasonably related to their then current market value, and (ii) without materially and adversely affecting the entire offering, then the Company will still be required to include the Registrable Securities, but may require the Holders to agree, in writing, to delay the sale of all or any portion of the Registrable Securities for a period of 90 days from the effective date of the offering, provided, further, that if the sale of any Registrable Securities is so delayed, then the number of securities to be sold by all stockholders in such public offering during such 90 day period shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling stockholders, including all holders of the Registrable Securities.

     4.03. Costs of Registration. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities but the Holders shall pay any and all underwriting commissions related to the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Warrant is exercisable) by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within ten days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggyback" rights to remain effective for at least nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities.

     4.04. Damages. Should the registration or the effectiveness thereof required by Sections 4.01 and 4.02 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any and all incidental, special and consequential damages sustained by the Holder(s), including, but not limited to, the loss of any profits that might have been received by the Holder upon the sale of shares of Common Stock or Warrants (and shares of Common Stock underlying the Warrants) underlying this Warrant.

     4.05. Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the Underwriter and the Company or between the Underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5 of the Underwriting Agreement between the Company, Bathgate and the other Underwriters named therein dated the Effective Date. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

     4.06. No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

     4.07. Counsel and Accountants. The Company shall furnish Bathgate, as representative of the Holders participating in any of the foregoing offerings, a signed counterpart, addressed to the participating Holders, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to Bathgate, as representatives of the Holders participating in the offering, the correspondence and memoranda described below and copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit Bathgate, as representatives of the Holders, to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. (the "NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as Bathgate, as representative of the Holders, shall reasonably request. The Company shall not be required to disclose any confidential information or other records to Bathgate, as representative of the Holders, or to any other person, until and unless such persons shall have entered into reasonable confidentiality agreements (in form and substance reasonably satisfactory to the Company), with the Company with respect thereto.

     4.08. Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 4, which managing underwriter shall be reasonably acceptable to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution. Such Holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type used by the managing underwriter. Further, such Holders shall execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Section 4. Each Holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to affect the registration of the Registrable Securities.

     4.09. Effect of Rule 144. Notwithstanding anything contained in this
Section 4 to the contrary, the Company shall have no obligation pursuant to Sections 4(a) or 5(b) for the registration of Registrable Securities held by any Holder (i) where such Holder would then be entitled to sell under Rule 144 within any three-month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities then held by such Holder, and (ii) where the number of Registrable Securities held by such Holder is within the volume limitations under paragraph (e) of Rule 144 (calculated as if such Holder were an affiliate within the meaning of Rule 144).

     4.10. Notice to Company. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                                    SECTION V
                                   ADJUSTMENTS

     The Exercise Price and number of securities issuable with respect to the Share Warrants shall be adjusted on the same terms and conditions, and at the same time, as any adjustments in the Exercise Price and number of shares issuable with respect to the Public Warrants required by the terms of the Public Warrants.

     5.01. Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

     (a) If after the date hereof, and subject to the provisions of Section 5.01(c) below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Shares purchasable hereunder and under the Warrants shall be increased in proportion to such increase in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants and underlying each of the Warrants purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Warrant is for the purchase of one Share at $___ per whole Share, upon effectiveness of the dividend, this Warrant will be adjusted to allow for the purchase of two (2) Shares at $____ per Share and two (2) Warrants at $___ per Warrant.

     (b) If after the date hereof, and subject to the provisions of Section 5.01(c), the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, issuable upon exercise of the Warrants included in each of the Shares purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

     (c) In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6(a)(i) or 6(a)(ii) hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6(a)(i) or 6(a)(ii), then such adjustment shall be made pursuant to Sections 6(a)(i), 6(a)(ii) and this Section 6(a)(iii). The provisions of this Section 6(a)(iii) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

     (d) This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

     5.02. Substitute Warrant. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Warrant providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

     5.03. Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

     5.04. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrants or the Warrants underlying the Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying the Warrants and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all (i) Shares and shares of Common Stock issuable upon exercise of the Warrants, (iii) Warrants issuable upon exercise of the Warrants and (iv) shares of Common Stock issuable upon exercise of the Warrants included in the Share issuable upon exercise of the Warrant to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq National Market, SmallCap Market, OTC Bulletin Board or any successor trading market) on which the Shares, the Common Stock or the Public Warrants issued to the public in connection herewith may then be listed and/or quoted.

                                   SECTION VI
                           CERTAIN NOTICE REQUIREMENTS

     6.01. Right to Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 5.01 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

     6.02. Enumerated Events. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

     6.03. Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (the "Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

     6.04. Notice Delivery. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) If to the registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company, or (ii) If to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

         A4S Security, Inc.
         489 N. Denver Avenue
         Loveland, CO  80537
         Attn:  President

                                   SECTION VII
                                  MISCELLANEOUS

     7.01. Amendments. The Company and Bathgate may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Bathgate may deem necessary or desirable and that the Company and Bathgate deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

     7.02. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Share Purchase Warrant.

     7.03. Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     7.04. Binding Effect. This Warrant shall inure solely to the benefit of, and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

     7.05. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of Colorado or of the Shareed States of America for the District of Colorado, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     7.06. Waivers. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

     7.07. Counterparts. This Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     7.08. Exchange Agreement. As a condition of the Holder's receipt and acceptance of this Warrant, Holder agrees that, at any time prior to the complete exercise of this Warrant by Holder, if the Company and Bathgate enter into an agreement (the "Exchange Agreement") pursuant to which they agree that all outstanding Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the day of , 2005.

A4S SECURITY, INC.


By:
     ---------------------------------------
Name:
      --------------------------------------
Title:
      --------------------------------------

                                  PURCHASE FORM

Dated:
         ----------------------------

The undersigned hereby irrevocably elects to exercise this Warrant to the extent of purchasing Shares and hereby tenders payment of the exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
         -----------------------------------------------------------------------
                     (Please type or print in block letters)

Address:
          ----------------------------------------------------------------------

.................................................................................

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________ , hereby sells, assigns and transfers unto


Name
      --------------------------------------------------------------------------
                    (Please type or print in block letters)

Address
        ------------------------------------------------------------------------

the right to purchase Shares of A4S Security, Inc. represented by this Warrant to the extent of Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature                                 Dated
           ----------------------                  --------------------------

Notice: the signature on this assignment must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

.................................................................................

                         OPTION CONVERSION EXERCISE FORM

Pursuant to Section 1.03 of the Warrant, the Holder hereby irrevocably elects to convert Warrants with respect to Shares of the Company into Shares of the Company. A conversion calculation is attached hereto as Exhibit A-1.

The undersigned requests that certificates for such Shares be issued as follows:

Name:
         -----------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

Deliver to:
            --------------------------------------------------------------------

and that a new Warrant for the balance remaining of the Shares, if any, subject to the Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Signature                                       Dated
          ------------------------------                 -----------------------

                                   Exhibit A-1
                         CALCULATION OF SHARE CONVERSION


Converted Securities (Y)                    =
                                                    --------------------------

Current Market Price (A)                    =       $
                                                     -------------------------

Exercise Price (B)                          =       $
                                                     -------------------------

Converted Shares (X)                        =       Y(A-B)/A

Fractional Converted Shares (1)             =
                                                    --------------------------


Where:

X =       the number of Shares to be issued to the Holder;

Y =       the number of Shares to be converted under this Warrant;

A = the Current Market Price of one Share (or, if the Shares are no longer trading, the sum of the Current Market Prices of one share of Common Stock and one Warrant); and

B =       the Share Exercise Price.


(1)  Company to pay for fractional Shares in cash @ $___________ per Share.



For the purpose of this calculation, the Current Market Price of a Share shall be deemed to be the last sale price of the security on the primary trading market for the security on the day for which the price is being calculated.